EXHIBIT 23


                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-52872, No. 333-37704, No. 333-70343, No. 333-45631, No.
33-55565, No. 33-66594, No. 33-48252, No. 33-20428 and No. 2-78185) and in the
related Prospectuses pertaining to the employee stock plans of Arrow Electronics, Inc., in the Registration Statement and related Prospectus (Form S-3 No. 333-38692) pertaining to the registration of 775,000 shares of Arrow Electronics, Inc. common stock, and in the Registration Statement and related Prospectus (Form S-3 No. 333-50572) pertaining to the sale of up to $2,000,000,000 in aggregate offering price of any combination of securities described in the Prospectus, in the Registration Statement and related Prospectus (Form S-4 No. 333-51100) pertaining to the issuance of up to $1,075,000,000 in aggregate principal amount of exchange notes, in the Registration Statement (Form S-3 No. 333-91387) and in the related Prospectus pertaining to the registration and issuance of the senior notes and senior debentures of Arrow Electronics, Inc., in the Registration Statement (Form S-3 No. 333-52695) and in Amendment No. 1 to the Registration Statement (Form
S-3 No. 333-19431) and in the related Prospectuses pertaining to the registration and issuance of the senior notes and senior debentures of Arrow Electronics, Inc., in Amendment No. 1 to the Registration Statement and related Prospectus (Form S-3 No. 33-54473) pertaining to the registration of 1,376,843 shares of Arrow Electronics, Inc. Common Stock, in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-67890) and in the related Prospectus pertaining to the registration of 1,009,086 shares of Arrow Electronics, Inc. Common Stock, in Amendment No. 1 to the Registration Statement and related Prospectus (Form S-3 No. 33-42176) pertaining to the registration of up to 944,445 shares of Arrow Electronics, Inc. Common Stock held by Aquarius Investments Ltd. and Andromeda Investments Ltd., of our report dated
February 13, 2001, except for paragraph 11 of Note 4, as to which date is March 1, 2001 with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2000.



                                                    /s/ ERNST & YOUNG LLP



New York, New York
March 27, 2001